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                                                                 EXHIBIT 99.1




PRESS RELEASE                                     FOR IMMEDIATE RELEASE
                                                  Contact:
                                                   Robert W. White,
                                                   CHAIRMAN, PRESIDENT AND CEO
                                                     or
                                                   Jack Sandoski,
                                                   SENIOR VICE PRESIDENT AND CFO
                                                   (215) 886-8280


          ABINGTON COMMUNITY BANCORP, INC. DECLARES QUARTERLY DIVIDEND

Jenkintown, PA (August 24, 2006) - Abington Community Bancorp, Inc. (the "Company") (Nasdaq: ABBC), announced today that its Board of Directors at their meeting on August 23, 2006, declared a quarterly cash dividend of $0.06 per share on the common stock of the Company payable on September 20, 2006 to the shareholders of record at the close of business on September 6, 2006.

Abington Community Bancorp, Inc. is the "mid-tier" holding company for Abington Bank. Abington Bank is a Pennsylvania-chartered, FDIC-insured savings bank which was originally organized in 1867. Abington Bank conducts business from its headquarters and main office in Jenkintown, Pennsylvania as well as eight additional full service branch offices and four limited service banking offices located in Montgomery and Bucks Counties, Pennsylvania. As of June 30, 2006, Abington Community Bancorp had $894.3 million in total assets, $542.0 million in deposits and $110.4 million in stockholders' equity.

STATEMENTS CONTAINED IN THIS NEWS RELEASE WHICH ARE NOT HISTORICAL FACTS MAY BE FORWARD-LOOKING STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS. FACTORS WHICH COULD RESULT IN MATERIAL VARIATIONS INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN INTEREST RATES WHICH COULD AFFECT NET INTEREST MARGINS AND NET INTEREST INCOME, COMPETITIVE FACTORS WHICH COULD AFFECT NET INTEREST INCOME AND NON-INTEREST INCOME, CHANGES IN DEMAND FOR LOANS, DEPOSITS AND OTHER FINANCIAL SERVICES IN THE COMPANY'S MARKET AREA; CHANGES IN ASSET QUALITY, GENERAL ECONOMIC CONDITIONS AS WELL AS OTHER FACTORS DISCUSSED IN DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. INVESTORS ARE ENCOURAGED TO ACCESS THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FINANCIAL AND BUSINESS INFORMATION REGARDING THE COMPANY AT WWW.ABINGTONBANK.COM UNDER THE INVESTOR RELATIONS MENU. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT OCCUR AFTER THE DATE ON WHICH SUCH STATEMENTS WERE MADE.